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                                                                   EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
AstroPower, Inc.:

  The audits referred to in our report dated December 5, 1997, included the related financial statement schedule for the nine-month period ended September 30, 1997 and each of the years in the three-year period ended December 31, 1996, included in the registration statement. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, the financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

  We consent to the use of our reports included herein and to the references to our firm under the heading "Experts" in the prospectus.



                                                 /s/ KPMG Peat Marwick LLP
                                                 _________________________


Wilmington, Delaware
January 23, 1998